EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130187 and 333-130188 on Form S-8 of our report dated March 29, 2006, appearing in this Annual Report on Form 10-K of White River Capital, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 31, 2006